Chart and Cryo Technologies, a liquefaction technology match made in hydrogen heaven February 16, 2021 Exhibit 99.2

Forward Looking Statements Certain statements made in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning the Company’s business plans, including statements regarding completed and pending acquisitions, including the CT acquisition, cost synergies and efficiency savings, objeCTves, future orders, revenues, margins, earnings or performance, liquidity and cash flow, capital expenditures, business trends, scope of market product offerings, governmental initiatives, including executive orders and other information that is not historical in nature.  Forward-looking statements may be identified by terminology such as "may," "will," "should," "could," "expects," "anticipates," "believes," "projects," "forecasts," “outlook,” “guidance,” "continue," “target,” or the negative of such terms or comparable terminology. Forward-looking statements contained in this presentation or in other statements made by the Company are made based on management's expectations and beliefs concerning future events impaCTing (pun intended!) the Company and are subject to uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the Company's control, that could cause the Company's actual results to differ materially from those matters expressed or implied by forward-looking statements.  Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include: the Company’s ability to successfully integrate recent acquisitions, including the CT acquisition, and achieve the anticipated revenue, earnings, accretion and other benefits from these acquisitions; risks relating to the recent outbreak and continued uncertainty associated with the coronavirus (COVID-19) and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC and Quarterly Reports on Form 10-Q, which should be reviewed carefully.  The Company undertakes no obligation to update or revise any forward-looking statement. © 2021 Chart Industries, Inc. Confidential and Proprietary

H2 and He liquefaction and processing skillset immediately increases capability and capacity for both CT and Chart’s active hydrogen liquefaction pipeline of commercial opportunities (including design and installation) Long standing partnership between our companies spanning 20 years; Chart has provided all brazed aluminum heat exchangers (BAHX) for CT projects Both companies have global project experience (CT recently has completed 6 helium liquefiers/purifiers and 2 hydrogen liquefiers) A powerhouse of combined cryogenic process engineering experience – CT brings us experienced engineers in the process, rotating equipment, vacuum cold box and controls areas About Cryo Technologies and Chart Together Purchase price of $55 million, all cash; significant synergies expected Expected 2021 revenue contribution to Chart of $30 million and expected non-diluted earnings per share contribution of $0.15 to $0.20 © 2021 Chart Industries, Inc. Confidential and Proprietary Founder Rick Hessinger and the entire highly skilled CT team will stay with the business in Allentown, PA Cryo Technologies was formed in 1995 and offers custom engineered process systems to separate, purify, refrigerate, liquefy high value industrial gases such as hydrogen, helium, argon and hydrocarbons with design capabilities for cold boxes for hydrogen and helium use

Our Specialty Markets Keep Growing

700M — Water Treatment

- Improving water quality and wastewater reuse utilize liquid oxygen and CO2 in purification process

Drivers of Size Opportunity

- Regulation on water treatment
- Population growth

750M — Over The Road Trucking

- LNG as alternative fuel to diesel for heavy duty vehicles (lower emissions, engine noise, etc.)

Drivers of Size Opportunity

- Regulations

2,100M — Hydrogen

+$1 billion

- H2 vehicle fueling stations, transport equipment and liquefaction storage at H2 production sites
- H2 storage and mobility equipment
- BAHX for H2 liquefaction
- H2 liquefaction

Drivers of Size Opportunity

- Buildout of hydrogen fueling infrastructure
- Development of "green hydrogen" industry
- Government stimulus packages
- Brand name fast followers

500M — Food & Beverage

- Food preservation equipment
- Nitrogen dosing equipment

Drivers of Size Opportunity

- Nitro-beverage changeover

600M — Carbon & Direct Air Capture

- Air cooled heat exchangers
- Storage tanks
- BAHX and cold boxes

Drivers of Size Opportunity

- Carbon emissions reduction targets
- CO2 supply shortage

250M — Cannabis

- Liquid CO2 storage and supply / delivery systems
- Used in grow houses, CBD oil extraction and packaging

Drivers of Size Opportunity

- Legalization of cannabis
- Regulatory approval for CBD.

250M — Helium Liquefaction

- Helium Liquefaction
- Storage
- ISO Containers
- Transport

Drivers of Size Opportunity

- Differentiated process
- Helium consistently in high demand
- Russia vast natural resources

200M — Molecules By Rail

- Gas by rail tender cars approved for use

Drivers of Size Opportunity

- Legalization of LNG by rain in the U.S.
- Expected growth in EU

200M — Industrial Lasers

- High purity liquid nitrogen (gas assist) provides a faster cut and superior edge, free of impurities

Drivers of Size Opportunity

- Uptime requirements in manufacturing
- Reducing steps in production

200M — Space

- Cryogenic liquid propellants are used as fuel for rocket propulsion

Drivers of Size Opportunity

- Proliferation of private space travel industry

© 2021 Chart Industries, Inc. Confidential and Proprietary
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December 31, 2020 Net Leverage Ratio © 2021 Chart Industries, Inc. Confidential and Proprietary Note that these ratios exclude the benefit from the mark to market of our McPhy investment; if included, pro forma net leverage ratio inclusive of Svante and Cryo Technologies would be 1.87